                                                                   EXHIBIT 10.26


                                CONTRACT BETWEEN
                   THE OFFICE OF MEDICAID POLICY AND PLANNING,
              THE OFFICE OF THE CHILDREN'S HEALTH INSURANCE PROGRAM
                                       AND
                    COORDINATED CARE CORPORATION INDIANA, INC

         This Contract is made and entered into by and between the State of Indiana (hereinafter "State" or "State of Indiana"), through the Office of Medicaid Policy and Planning and the Office of Children's Health Insurance Program (hereinafter "the Offices"), of the Indiana Family and Social Services Administration, 402 West Washington Street, W382, Indianapolis, Indiana, and Coordinated Care Corporation Indiana, Inc., doing business as Managed Health Services, 1099 North Meridian, Suite 400, Indianapolis, Indiana 46204, (hereinafter "Contractor").

         WHEREAS, I.C. 12-15-30-1 and I.C. 12-17.6 authorize the Offices to enter into contracts to assist in the administration of the Indiana Medicaid and the Indiana Children's Health Insurance Program (CHIP), respectively;

         WHEREAS, the State of Indiana desires to contract for services to arrange for and to administer a risk-based managed care program (RBMC) for certain Hoosier Healthwise enrollees in Packages A, B and C as procured through BAA 01-28;

         WHEREAS this Contract contains the payment rates under which the Contractor shall be paid and that these rates have been determined to be actuarially sound for risk contracts, in accordance with applicable law;

         WHEREAS, the Contractor is willing and able to perform the desired services for Hoosier Healthwise Packages A, B and C;

         WHEREAS, the Family and Social Services Administration (FSSA) is issuing new contract documents in lieu of renewal or amendment documents so that FSSA may move its contract data into a single contract database. The original contract was issued for the contract term starting January 1, 2001, through December 31, 2002, and provided for a renewal clause, exercised at the option of the State for two additional years. The State is hereby exercising this option and renewing the contract.

         THEREFORE, the parties to this Contract agree that the terms and conditions specified below will apply to services in connection with this contract, and such terms and conditions are as follows:


                           I. TERM AND RENEWAL OPTION

         This Contract is effective from January 1, 2003 through December 31, 2004. In no event shall the term exceed December 31, 2004.



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                                 II. DEFINITIONS

         For the purposes of this contract, terms not defined herein shall be defined as they are in the documents incorporated in and attached to this document, subject to the order of precedence spelled out in Section V of this document.


  "Contract" means this document and all documents or standards incorporated herein, expressly including but not limited to the following documents appended hereto and listed in chronological order and to be given precedence as described in Section V of this document, entitled "Order of Precedence":

         Attachment 1 - BAA 01-28, released July 31, 2000;

         Attachment 2 - Original contract (effective January 1, 2001);

         Attachment 3 - First Amendment to the original contract
                        (effective April 1, 2002) and its associated attachments; and

         Any other documents, standards, laws, rules or regulations incorporated by reference in the above materials, all of which are hereby incorporated by reference.

"Covered Services" means all services required to be arranged, administered, managed or provided by or on behalf of the Contractor under this contract.

"Effective Date of Enrollment" means:

         o The first day of the birth month of a newborn that is determined by the Offices to be an enrolled member;

         o The fifteenth day of the current month for a member who has, between the twenty-sixth day of the previous month and the tenth day of the current month, been determined by the Offices to be an enrolled member; and,

         o The first day of the following month for a member who has, between the eleventh day and the twenty-fifth day of a month, been determined by the Offices to be an enrolled member.

"Enrolled Member", or "Enrollee", means a Hoosier Healthwise-eligible member who is listed by the Offices on the enrollment rosters to receive covered services from the Contractor or its subcontractors, employees, agents, or providers, as of the Effective Date of Enrollment, under this contract.

"Provider" means a physician, hospital, home health agency or any other institution, or health or other professional person or entity, which participates in the provision of services to an enrolled member under BAA 01-28, whether as an independent contractor, a subcontractor, employee, or agent of the Contractor.

"Broad Agency Announcement", or "BAA", means BAA 01-28 for providers of managed care services, released July 31, 2000.



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                          III. DUTIES OF THE CONTRACTOR

A. The Contractor agrees to assume financial risk for developing and managing a health care delivery system and for arranging or administering all Hoosier Healthwise covered services except, as set out in section 3.4.3 of the BAA, dental care, long-term institutional care, services provided as part of an individualized education plan
         (IEP) pursuant to the Individuals with Disabilities Education Act
         (IDEA) at 20 U.S.C. 1400 et seq., behavioral health, and hospice services, in exchange for a per-enrollee, per-month fixed fee, to certain enrollees in Hoosier Healthwise Packages A, B and C. Wards of the State, foster children and children receiving adoption assistance may enroll on a voluntary basis and will not be subject to auto-assignment into the Hoosier Healthwise program. The Contractor must, at a minimum, furnish covered services up to the limits specified by the Medicaid and CHIP programs. The Contractor may exceed these limits. However, in no instance may any covered service's limitations be more restrictive than those which exist in the Indiana Medicaid fee-for-service program for Packages A and B, and the Children's Health Insurance Program for Package C.

B. The Contractor agrees to perform all duties and arrange and administer the provision of all services as set out herein and contained in the BAA as attached and the Contractor's responses to the BAA as attached, all of which are incorporated into this Contract by reference. In addition, the Contractor shall comply with all policies and procedures defined in any bulletin, manual, or handbook yet to be distributed by the State or its agents insofar as those policies and procedures provide further clarification and are no more restrictive than any policies and procedures contained in the BAA and any amendments to the BAA. The Contractor agrees to comply with all pertinent state and federal statutes and regulations in effect throughout the duration of this Contract and as they may be amended from time to time.

C. The Contractor agrees that it will not discriminate against individuals eligible to be covered under this Contract on the basis of health status or need for health services; and the Contractor may not terminate an enrollee's enrollment, or act to encourage an enrollee to terminate his/her enrollment, because of an adverse change in the enrollee's health. The disenrollment function will be carried out by a State contractor who is independent of the Contractor; therefore, any request to terminate an enrollee's enrollment must be approved by the Offices.

D. The Contractor agrees that no services or duties owed by the Contractor under this Contract will be performed or provided by any person or entity other than the Contractor, except as contained in written subcontracts or other legally binding agreements. Prior to entering into any such subcontract or other legally binding agreement, the Contractor shall, in each case, submit the proposed subcontract or other legally binding agreement to the Offices for prior review and approval. Prior review and approval of a subcontract or legally binding agreement shall not be unreasonably delayed by the Offices. The Offices shall, in appropriate cases and as requested by the Contractor, expedite the review and approval process. Under no circumstances shall



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         the Contractor be deemed to have breached its obligations under this
         Contract if such breach was a result of the Offices' failure to review and approve timely any proposed subcontract or other legally binding agreement. If the Offices disapprove any proposed subcontract or other legally binding agreement, the Offices shall state with reasonable particularity the basis for such disapproval. No subcontract into which the Contractor enters with respect to performance under this Contract shall in any way relieve the Contractor of any responsibility for the performance of duties under this Contract. All subcontracts and amendments thereto executed by the Contractor under this Contract must meet the following requirements; any existing subcontracts or legally binding agreements which fail to meet the following requirements shall be revised to include the requirements within ninety (90) days from the effective date of this Contract:

         1.       Be in writing and specify the functions of the subcontractor.

         2.       Be legally binding agreements.

         3. Specify the amount, duration and scope of services to be provided by the subcontractor.

         4. Provide that the Offices may evaluate, through inspection or other means, the quality, appropriateness, and timeliness of services performed.

         5. Provide for inspections of any records pertinent to the contract by the Offices.

         6. Require an adequate record system to be maintained for recording services, charges, dates and all other commonly accepted information elements for services rendered to recipients under the contract.

         7. Provide for the participation of the Contractor and subcontractor in any internal and external quality assurance, utilization review, peer review, and grievance procedures established by the Contractor, in conjunction with the Offices.

         8. Provide that the subcontractor indemnify and hold harmless the State of Indiana, its officers, and employees from all claims and suits, including court costs, attorney's fees, and other expenses, brought because of injuries or damage received or sustained by any person, persons, or property that is caused by any act or omission of the Contractor and/or the subcontractors. The State shall not provide such indemnification to the subcontractor.

         9. Identify and incorporate the applicable terms of this Contract and any incorporated documents. The subcontract shall provide that the subcontractor agrees to perform duties under the subcontract, as those duties pertain to enrollees, in accordance with the applicable terms and conditions set out in this Contract, any incorporated documents, and all applicable state and federal laws, as amended.



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E.       The Contractor agrees that, during the term of this Contract, it shall maintain, with any innetwork provider rendering health care services under the BAA, provider service agreements which meet the following requirements:

         1. Identify and incorporate the applicable terms of this Contract and any incorporated documents. Under the terms of the provider services agreement, the provider shall agree that the applicable terms and conditions set out in this Contract, any incorporated documents, and all applicable state and federal laws, as amended, govern the duties and responsibilities of the provider with regard to the provision of services to enrollees.

         2. Reference a written provider claim resolution procedure as set out in section III.Q. below.

F. The Contractor agrees that all laboratory testing sites providing services under this Contract must have a valid Clinical Laboratory Improvement Amendments (CLIA) certificate and comply with the CLIA regulations at 42 C.F.R. Part 493.

G.       The Contractor agrees that it shall:

         1. Retain, at all times during the period of this Contract, a valid Certificate of Authority under applicable State laws issued by the State of Indiana Department of Insurance.

         2. Ensure that, during the term of this Contract, each provider rendering health care services under the BAA is authorized to do so in accordance with the following:

                  a. The provider must maintain a current Indiana Health Coverage Programs (IHCP) provider agreement and must be duly licensed in accordance with the appropriate state licensing board and shall remain in good standing with said board.

                  b. If a provider is not authorized to provide such services under a current IHCP provider agreement or is no longer licensed by said board, the Contractor is obligated to terminate its contractual relationship authorizing or requiring such provider to provide services under the BAA. The Contractor must terminate its contractual relationship with the provider as soon as the Contractor has knowledge of the termination of the provider's license or the IHCP provider agreement.

         3. Comply with the specific requirements for Health Maintenance Organizations (HMOs) eligible to receive Federal Financial Participation (FFP) under Medicaid, as listed in the State Organization and General Administration Chapter of the Health Care Financing Administration (HCFA) Medicaid Manual. These requirements include, but are not limited to the following:



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                  a.       The Contractor shall meet the definition of HMO as
                           specified in the Indiana State Medicaid Plan.

                  b. Throughout the duration of this Contract, the Contractor shall satisfy the Chicago Regional Office of the Centers for Medicare and Medicaid Services (hereinafter called CMS) that the Contractor is compliant with the Federal requirements for protection against insolvency pursuant to 42 CFR 434.20(c)(3) and 434.50(a), the requirement that the Contractor shall continue to provide services to Contractor enrollees until the end of the month in which insolvency has occurred, and the requirement that the Contractor shall continue to provide inpatient services until the date of discharge for an enrollee who is institutionalized when insolvency occurs. The Contractor shall meet this requirement by posting a performance bond pursuant to Section VII, paragraph C, of this Contract, and satisfying the statutory reserve requirements of the Indiana Department of Insurance.

                  c. The Contractor shall comply with, and shall exclude from participation as either a provider or subcontractor of the Contractor, any entity or person that has been excluded under the authority of Sections 1124A, 1128 or 1128A of the Social Security Act or does not comply with the requirements of
                           Section 1128(b) of the Social Security Act.

                  d. In the event that the CMS determines that the Contractor has violated any of the provisions of 42 CFR 434.67(a), CMS may deny payment of FFP for new enrollees of the HMO under 42 USC 1396b(m)(5)(B)(ii). The Offices shall automatically deny State payment for new enrollees whenever, and for so long as, Federal payment for such enrollees has been denied.

H. The Contractor shall submit proof, satisfactory to the Offices, of indemnification of the Contractor by the Contractor's parent corporation, if applicable, and by all of its subcontractors.

I. The Contractor shall submit proof, satisfactory to the Offices, that all subcontractors will hold the State harmless from liability under the subcontract. This assurance in no way relieves the Contractor of any responsibilities under the BAA or this Contract.

K. The Contractor shall establish and maintain a quality improvement program that meets the requirements of 42 CFR 434.34, as well as other specific requirements set forth in the BAA. The Offices and the CMS may evaluate, through inspection or other means, including but not limited to, the review of the quality assurance reports required under this Contract, and the quality, appropriateness, and timeliness of services performed under this Contract. The Contractor agrees to participate and cooperate, as directed by the Offices, in the annual external quality review of the services furnished by the Contractor.

         Annual HEDIS rates must be submitted in a manner and timeline established by the Office, including but not limited, to HEDIS rates that have been audited by a HEDIS-certified audit firm within 30 days of receiving their final audit report. The HEDIS rates which have



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         completed the certified audit may be submitted for 2003 HEDIS rates, but must be submitted for 2004 HEDIS rates and all other HEDIS rates in the future.

L. In accordance with 42 CFR 434.28, the Contractor agrees that it and any of its subcontractors shall comply with the requirements, if applicable, of 42 CFR 489, Subpart I, relating to maintaining and distributing written policies and procedures respecting advance directives. The Contractor shall distribute policies and procedures to adult individuals during the enrollee enrollment process and whenever there are revisions to these policies and procedures. The Contractor shall make available for inspection, upon reasonable notice and request by the Offices, documentation concerning its written policies, procedures and distribution of such written procedures to enrollees.

M. Pursuant to 42 C.F.R. 417.479(a), the Contractor agrees that no specific payment can be made directly or indirectly under a physician incentive plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual enrollee. The Contractor must disclose to the State the information on provider incentive plans listed in 42 C.F.R. 417.479(h)(1) and 417.479(i) at the times indicated at 42 C.F.R. 434.70(a)(3), in order to determine whether the incentive plan meets the requirements of 42 C.F.R. 417(d)-(g). The Contractor must provide the capitation data required under paragraph (h)(1)(vi) for the previous calendar year to the State by application/contract renewal of each year. The Contractor will provide the information on its physician incentive plan(s) listed in 42 C.F.R. 417.479(h)(3) to any enrollee upon request.

N. The Contractor must not prohibit or restrict a health care professional from advising an enrollee about his/her health status, medical care, or treatment, regardless of whether benefits for such care are provided under this Contract, if the professional is acting within the lawful scope of practice. However, this provision does not require the Contractor to provide coverage of a counseling or referral service if the Contractor objects to the service on moral or religious grounds and makes available information on its policies to potential enrollees and enrollees within ninety (90) days after the date the Contractor adopts a change in policy regarding such counseling or referral service.

O. In accordance with 42 U.S.C.ss. 1396u-2(b)(6), the Contractor agrees that an enrollee may not be held liable for the following:

         1. Debts of the Contractor, or its subcontractors, in the event of any organization's insolvency;

         2. Services provided to the enrollee in the event the Contractor fails to receive payment from the Offices for such services or in the event a provider fails to receive payment from the Contractor or Offices; or

         3. Payments made to a provider in excess of the amount that would be owed by the enrollee if the Contractor had directly provided the services.



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P.       The Offices may from time to time request and the Contractor, and all of its subcontractors, agree that the Contractor, or its subcontractors, shall prepare and submit additional compilations and reports as requested by the Offices. Such requests will be limited to situations in which the desired data is considered essential and cannot be obtained through existing Contractor reports. The Contractor, and all of its subcontractors, agree that a response to the request shall be submitted within thirty (30) days from the date of the request, or by the Offices' requested completion date, whichever is earliest. The response shall include the additional compilations and reports as requested, or the status of the requested information and an expected completion date. When such requests pertain to legislative inquiries or expedited inquiries from the Office of the Governor, the additional compilations and reports shall be submitted by the Offices' requested completion date. Failure by the Contractor, or its subcontractors, to comply with response time frames shall be considered grounds for the Offices to pursue the provisions outlined in Section 3.16.5 of the BAA. In the event that delays in submissions are a consequence of a delay by the Offices or the Medicaid Fiscal Agent, the time frame for submission shall be extended by the length of time of the delay.

Q. The Contractor shall establish a written claim resolution procedure applicable to both in-network and out-of-network providers which shall be distributed to all in-network providers and shall be available to out-of-network providers upon request. The Contractor shall negotiate the terms of a written claim resolution procedure with in-network providers individually; but if the Contractor and an in-network provider are unable to reach agreement on the terms of such procedure, the out-of-network provider claims resolution procedure approved by the Offices under this section shall govern the resolution of such in-network provider's claims with the Contractor.

         1. A statement noting that providers objecting to determinations involving their claims will be provided due process through the Contractor's claim resolution procedure.

         2. A description of both the informal and formal claim resolution procedures that will be available to resolve a provider's objection to a determination involving the provider's claim.

         3.       An informal claim resolution procedure which:

                  a. shall be available for the resolution of claims submitted to the Contractor by the provider within 120 days after the date on which services were rendered;

                  b.       shall precede the formal claim resolution procedure;

                  c. shall be used to resolve a provider's objection to a determination by the Contractor involving the provider's claim, including a provider's objection to:

                           (1) any determination by the Contractor regarding payment for a claim submitted by the provider, including the amount of such payment; and



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                           (2) the Contractor's determination that a claim
                           submitted by the provider lacks sufficient supporting information, records, or other materials;

                  d. may, at the election of a provider, be utilized to determine the payment due for a claim in the event the Contractor fails, within thirty (30) days after the provider submits the claim, to notify the provider of:

                           (1) its determination regarding payment for the provider's claim; or

                           (2) its determination that the provider's claim lacked sufficient supporting information, records, or other materials;

                  e.       shall be commenced by a provider submitting to the
                           Contractor:

                           (1) within sixty (60) days after the provider's receipt of written notification of the Contractor's determination regarding the provider's claim, the provider's written objection to the Contractor's determination and an explanation of the objection; or

                           (2) within sixty (60) days after the Contractor fails to make a determination as described in subparagraph
                           (d), a written notice of the provider's election to utilize the informal claims resolution procedure under subparagraph (d) above;

                  f. shall allow providers and the Contractor to make verbal inquiries and to otherwise informally undertake to resolve the matter submitted for resolution by the provider.

         4. In the event the matter submitted for informal resolution is not resolved to the provider's satisfaction within thirty (30) days after the provider commenced the informal claim resolution procedure, the provider shall have sixty (60) days from that point to submit to the Contractor written notification of the provider's election to submit the matter to the formal claim resolution procedure. The provider's notice must specify the basis of the provider's dispute with the Contractor. The Contractor's receipt of the provider's written notice shall commence the formal claim resolution procedure.

         5. The formal claim resolution procedure shall be conducted by a panel of one (1) or more individuals selected by the Contractor. Each panel must be knowledgeable about the policy, legal, and clinical issues involved in the matter that is the subject of the formal claim resolution procedure. An individual who has been involved in any previous consideration of the matter by the Contractor may not serve on the panel. The Contractor's medical director, or another licensed physician designated by the medical director, shall serve as a consultant to the panel in the event the matter involves a question of medical necessity or medical appropriateness.

         6. The panel shall consider all information and material submitted to it by the provider that bears directly upon an issue involved in the matter that is the subject of the formal



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                  claim resolution procedure. The panel shall allow the provider an opportunity to appear in person before the panel, or to communicate with the panel through appropriate other means if the provider is unable to appear in person, and question the panel in regard to issues involved in the matter. The provider shall not be required to be represented by an attorney for purposes of the formal claim review procedure.

         7. Within forty-five (45) days after the commencement of the formal claim resolution procedure, the panel shall deliver to the provider the panel's written determination of the matter before it. Such determination shall be the Contractor's final position in regard to the matter. The written determination shall include, as applicable, a detailed explanation of the factual, legal, policy and clinical basis of the panel's determination.

         8. In the event the panel fails to deliver to the provider the panel's written determination within forty-five (45) days after the after the commencement of the formal claim resolution procedure, such failure on the part of the panel shall have the effect of a denial by the panel of the provider's claim.

         9. The panel's written determination shall include notice to the provider of the provider's right, within sixty (60) days after the provider's receipt of the panel's written determination, to submit to binding arbitration the matter that was the subject of the formal claim resolution procedure. The provider shall also have the right to submit the matter to binding arbitration if the panel has failed to deliver its written determination to the provider within the required forty-five
                  (45) day period.

         10. Any procedure involving binding arbitration must be conducted in accordance with the rules and regulations of the American Health Lawyers Association (AHLA), pursuant to the Uniform Arbitration Act as adopted in the State of Indiana at I.C. 34-57-2, unless the provider and Contractor mutually agree to some other binding resolution procedure. However, any Contractor and provider that are subject to statutorily imposed arbitration procedures for the resolution of these claims shall be required to follow the statutorily imposed arbitration procedures, but only to the extent those procedures differ from, or are irreconcilable with, the rules and regulations of the American Health Lawyers Association
                  (AHLA), pursuant to the Uniform Arbitration Act as adopted in the State of Indiana at I.C. 34-57-2.

         11. A provider may, within the requisite sixty (60) day time period, include in a single arbitration proceeding matters from multiple formal claim resolution procedures involving the Contractor and the provider.

         12.      For claims disputed under Paragraph 3. c. (2) above:

                  a. a claim that is finally determined through the Contractor's claim resolution procedure (including arbitration) not to lack sufficient supporting documentation shall be processed by the Contractor within thirty (30) days after such final



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                           determination. The processing of the claim and the
                           Contractor's determination involving the claim shall be subject to Paragraph 3. c. and Paragraph 3. d. and the Contractor's formal claim resolution procedure and binding arbitration.

                  b. a claim that is finally determined through the Contractor's claim resolution procedure (including arbitration) to lack sufficient supporting documentation shall be processed by the Contractor within thirty (30) days after the provider submits to the Contractor the requisite supporting documentation. The provider shall have thirty (30) days after written notice of the final determination establishing that the claim lacked sufficient supporting documentation is received by the provider to submit the requisite supporting documentation. The processing of the claim and the Contractor's determination involving the claim shall be subject to Paragraph 3. c. and Paragraph 3. d. and the Contractor's formal claim resolution procedure and binding arbitration.

         13. A Contractor may not include in its claim resolution procedures elements that restrict or diminish the claim review procedures, time periods or subject matter provided for in paragraphs 1 through l2 above.

         14. A Contractor shall maintain a log of all informally and formally filed provider objections to determinations involving claims. The logged information shall include the provider's name, date of objection, nature of the objection, and disposition. The Contractor shall submit quarterly reports to the Offices regarding the number and type of provider objections.

R. In accordance with the First Amendment to the original contract between the parties dated April 1, 2002, Section 3.6.1.3 of the BAA is amended to require the Contractor to submit the "Mandatory RBMC Transition Report" (Attachment A) according the schedule set out in the "2002 Hoosier Healthwise MCO Reporting Calendar for Mandatory RBMC Transition Report" (Attachment B), unless the MCO has received written notification from OMPP that the report, or certain data elements in the report, is/are no longer required or may be reported less frequently. Pursuant to the reporting calendar (Attachment B), the final submission shall be due on January 6, 2003.

S. In accordance with the First Amendment to the original contract between the parties dated April 1, 2002, Section 3.6.3 of the BAA is amended to require the Contractor to obtain written approval of the State prior to closing its provider networks, which shall not be unreasonably withheld or delayed.

T. In accordance with the First Amendment to the original contract between the parties dated April 1, 2002, Sections 3.6.6 and 3.6.7.3 of the BAA are amended to require the Contractor to maintain a monthly telephone abandonment rate equal to or less than five percent of calls received each by the member helpline and provider helpline. The parties agree that BAA Section 3.16 is amended to add a new section 3.16.8 to read as follows:



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


         Section 3.16.8 The MCO will comply with the call abandonment requirements for the member and provider helplines described in Sections 3.6.6. and 3.6.7.3 of this BAA. Because actual damages caused by non-compliance are not subject to exact determination, the State will assess the MCO, as liquidated damages and not as a penalty, (a) two hundred dollars ($200.00) for each business day the MCO fails to submit required documentation to provide evidence of compliance with this requirement, or (b) two thousand dollars ($2000.00) for each month the MCO fails to meet the requirement after 2 consecutive months of non-compliance on the member helpline or (c) two thousand dollars ($2000.00) for each month the MCO fails to meet the requirement after 2 consecutive months of non-compliance on the provider helpline.

U. In accordance with the First Amendment to the original contract between the parties dated April 1, 2002, Section 3.5.3 of the BAA is amended to allow OMPP to change, at OMPP's discretion, the frequency of the MCO Enrollment Rosters generated by OMPP's fiscal agent to once per month, upon reasonable and adequate prior written notice to the Contractor.

V. In accordance with the First Amendment to the original contract between the parties dated April 1, 2002, Section 3.6.3 of the BAA is amended to require the Contractor to develop and adhere to a plan for identifying and serving people with special needs. The plan must satisfy any applicable federal requirements.

W. In accordance with the First Amendment to the original contract between the parties dated April 1, 2002, the Contractor agrees to provide OMPP with prior written notice at least ninety (90) days in advance of their inability to maintain a sufficient Primary Medical Provider (PMP) network in any of the counties where mandatory RBMC has been or will be implemented, including Marion, Allen, Elkhart, St. Joseph, Lake, Hamilton, and Vanderburgh Counties, such that the program would not be able to maintain the appropriate member choice of two (2) MCOs, pursuant to federal requirements.

X. In accordance with the First Amendment to the original contract between the parties dated April 1, 2002, the Contractor agrees that agreements with PMPs in mandatory counties shall comply with the following requirements:

         1. Any PMP agreements entered into on or after April 1, 2002, shall include a provision allowing the PMP to terminate the agreement for any reason upon written notice to the Contractor. The Contractor may require that the physician provide said notice to the Contractor up to ninety (90) days prior to termination.

         2. Any PMP agreements entered into before April 1, 2002, in which the initial term, as defined in the agreement, will expire on or after June 30, 2002, will be amended by July 1, 2002, to allow the PMP to terminate the agreement for any reason upon written notice to the Contractor. The Contractor may require that the physician provide said notice to the Contractor up to ninety (90) days prior to termination. The Contractor agrees to notify these PMPs, by April 30, 2002, that their agreements will be amended and that they may terminate the agreement upon ninety (90) days written notice.



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


         3. Existing PMP agreements in which the initial term expired before July 1, 2002, may be terminated by the PMP for any reason upon one hundred twenty (120) days written notice to the Contractor. The Contractor agrees to notify the PMPs whose initial agreement term has expired that they may terminate the agreement upon one hundred twenty (120) days written notice. If an agreement described in this paragraph is amended for any reason, the agreement shall include a provision allowing the PMP to terminate the agreement for any reason upon written notice to the Contractor. The Contractor may require that the physician provide said notice to the Contractor up to ninety
                  (90) days prior to termination.


           //The remainder of this page is intentionally left blank.//




MCO Renewel Contract           Page 13 of 27             Managed Health Services

                                   IV. PAYMENT

A. In consideration of the services to be performed by the Contractor, the Offices agree to pay the Contractor the following amounts per month per enrolled member as contained in the Offices' capitation payment listing based upon the capitation rates by category and benefit package as listed below:

                    --------------------------------------------------------------------------------------
                                                    2003 CAPITATION RATES
                    ------------------------ -------------------------------- ----------------------------
                    CATEGORY                          PACKAGES A/B                     PACKAGE C
                    ======================== ================================ ============================
                    NORTH REGION
                    ======================== ================================ ============================
                    Newborns                             $345.03                        $120.80
                    ------------------------ -------------------------------- ----------------------------
                    Preschool                            $73.77                         $77.43
                    ------------------------ -------------------------------- ----------------------------
                    Children                             $60.75                         $65.44
                    ------------------------ -------------------------------- ----------------------------
                    Adolescents                          $92.44                         $94.60
                    ------------------------ -------------------------------- ----------------------------
                    Adult Males                          $255.16
                    ------------------------ -------------------------------- ----------------------------
                    Adult Females                        $199.62
                    ------------------------ -------------------------------- ----------------------------
                    Deliveries                     $3,380.41/delivery             $3,393.54/delivery
                    ======================== ================================ ============================
                    CENTRAL REGION
                    ======================== ================================ ============================
                    Newborns                             $362.15                        $119.28
                    ------------------------ -------------------------------- ----------------------------
                    Preschool                            $77.43                         $76.45
                    ------------------------ -------------------------------- ----------------------------
                    Children                             $63.73                         $64.62
                    ------------------------ -------------------------------- ----------------------------
                    Adolescents                          $97.03                         $93.42
                    ------------------------ -------------------------------- ----------------------------
                    Adult Males                          $267.82
                    ------------------------ -------------------------------- ----------------------------
                    Adult Females                        $209.53
                    ------------------------ -------------------------------- ----------------------------
                    Deliveries                     $3,481.35/delivery             $3,491.61/delivery
                    ======================== ================================ ============================
                    SOUTH REGION
                    ======================== ================================ ============================
                    Newborns                             $348.38                        $116.83
                    ------------------------ -------------------------------- ----------------------------
                    Preschool                            $74.48                         $74.88
                    ------------------------ -------------------------------- ----------------------------
                    Children                             $61.31                         $63.29
                    ------------------------ -------------------------------- ----------------------------
                    Adolescents                          $93.34                         $91.49
                    ------------------------ -------------------------------- ----------------------------
                    Adult Males                          $257.64
                    ------------------------ -------------------------------- ----------------------------
                    Adult Females                        $201.56
                    ------------------------ -------------------------------- ----------------------------
                    Deliveries                     $3,544.51/delivery             $3,544.51/delivery
                    ------------------------ -------------------------------- ----------------------------

B. The actuarial basis for computing the rates set forth above is as follows: The capitation rates have been determined from historical Hoosier Healthwise claim experience for the PCCM enrollees. The historical experience has been adjusted to reflect anticipated trend in the Hoosier Healthwise program, cost containment initiatives, morbidity variations between the PCCM and RBMC enrollees, and anticipated managed care utilization adjustments. The Offices may rely on self-report RBMC experience to determine appropriate managed care utilization adjustments and other morbidity variation adjustments.

C. The parties agree that the Offices have the option to adjust the capitation rates annually. In the event that the Offices adjust the fee-for-service (FFS) rates, the Offices may, in its sole discretion, further adjust the capitation rates in accordance with the FFS




MCO Renewel Contract           Page 14 of 27             Managed Health Services
         adjustment. If the Offices made such an adjustment, it shall apply only to the specific service component of the capitation rate that corresponds to the FFS adjustment. Any capitation rates adjusted due to a change in the FFS program may be further adjusted to ensure actuarial soundness. All adjustments are subject to federal regulations for risk contracts. Rates revised under this provision shall be implemented only after a contract amendment is executed and approved.

D. All payment obligations of the Offices are subject to the encumbrance of monies and shall be paid to the Contractor on the first Wednesday after the fifteenth of the month.

E. The capitation payment will be prospective, based upon the number of enrollees assigned to the Contractor as of the first of the month. The Offices will establish an administrative procedure to allow retroactive or other payment adjustments as necessary to implement this contract.

F. The Contractor will be provided a capitation payment listing which includes a detailed listing of all enrollees for which the Contractor is receiving a capitation payment.

G. It is understood and agreed upon by the parties that all obligations of the State of Indiana are contingent upon the availability and continued appropriation of State and Federal funds, and in no event shall the State of Indiana be liable for any payments in excess of available appropriated funds.

H. When the Director of the State Budget Agency makes a written determination that funds are not appropriated or otherwise available to support continuation of performance of this Contract, the Contract shall be cancelled. A determination by the State Budget Director that funds are not appropriated or otherwise available to support continuation of performance shall be final and conclusive.



                             V. ORDER OF PRECEDENCE

Any inconsistency or ambiguity in this Contract shall be resolved by giving precedence in the following order:

         1)       The express terms of this contract;

         2) Attachment 1 - BAA 01-28, released July 31, 2000, and Attachment 3 - First Amendment to the original contract, effective April 1, 2002;

         3)       Attachment 2 - Contractor's response to the BAA;

         4) Any other documents, standards, laws, rules or regulations incorporated by reference in the above materials, all of which are hereby incorporated by reference.




MCO Renewel Contract           Page 15 of 27             Managed Health Services

                                   VI. NOTICE

A. Whenever notice is required to be given to the other party, it shall be made in writing and delivered to that party. Delivery shall be deemed to have occurred if a signed receipt is obtained when delivered by hand or according to the date on the return receipt if sent by certified mail, return receipt requested. Notices shall be addressed as follows:

         In case of notice to the Contractor:                 In case of notice to the Offices:

         Rita Johnson-Mills, President                        John Barth, Managed Care Director
         Managed Health Services                              Office of Medicaid Policy and Planning
         1099 North Meridian, Suite 400                       Family and Social Services Administration
         Indianapolis, IN  46204                              402 W. Washington St., IGCS W382, MS07
                                                              Indianapolis, Indiana 46204

B. Said notices shall become effective on the date of delivery or the date specified within the notice, whichever comes later. Either party may change its address for notification purposes by mailing a notice stating the change and setting forth the new address.


                          VII. MISCELLANEOUS PROVISIONS


A. Entire Agreement. This Contract constitutes the entire agreement between the parties with respect to the subject matter; all prior agreements, representations, statements, negotiations, and undertakings are superseded hereby.

B. Changes. Any changes to this Contract shall be by formal amendment of this Contract signed by all parties required by Indiana law.

C. Termination. The Office may, without cause, cancel and terminate this Contract in whole or in part upon sixty (60) days' prior written notice. The Contractor will be reimbursed for services performed prior to the date of termination consistent with the terms of the Contract. The Office will not be liable for services performed after notice of termination, but before the date of termination, without written authorization from the Office. In no event will the Office be liable for services performed after the termination date.

         In the event that the Office requests that the Contractor perform any additional services associated with the transition or turnover of the contract, the Office agrees to pay reasonable costs for those additional services specifically requested by the Office. Any additional services and costs must receive prior approval in writing by the Office.

D. Disputes. Should any disputes arise with respect to this Contract, the Contractor and the State of Indiana agree to act immediately to resolve any such disputes. Time is of the essence in the resolution of disputes.




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


         The Contractor agrees that, the existence of a dispute notwithstanding, it will continue without delay to carry out all of its responsibilities under this Contract which are not affected by the dispute. Should the Contractor fail to continue without delay to perform its responsibilities under this Contract in the accomplishment of all non-disputed work, any additional costs incurred by the Contractor or the State of Indiana as a result of such failure to proceed shall be borne by the Contractor, and the Contractor shall make no claim against the State of Indiana for such costs. If the Contractor and the State of Indiana cannot resolve a dispute within ten (10) working days following notification in writing by either party of the existence of said dispute, then the following procedure shall apply:

         1. The parties agree to resolve such matters through submission of their dispute to the Commissioner of the Indiana Department of Administration who shall reduce a decision to writing and mail or otherwise furnish a copy thereof to the Contractor and the State of Indiana within ten (10) working days after presentation of such dispute for decision. The Commissioner's decision shall be final and conclusive unless either party mails or otherwise furnishes to the Commissioner, within ten
                  (10) working days after receipt of the Commissioner's decision, a written appeal. Within ten (10) working days of receipt by the Commissioner of a written request for appeal, the decision may be reconsidered. If no reconsideration is provided within ten (10) working days the Contractor may submit the dispute to an Indiana court of competent jurisdiction.

         2. The State of Indiana may withhold payments on disputed items pending resolution of the dispute. The non-payment by the State of Indiana to the Contractor of one or more invoices not in dispute shall not constitute default, however, the Contractor may bring suit to collect such monies without following the disputes procedure contained herein.

E. Debarment and Suspension. Contractor certifies, by entering into this agreement, that neither it nor its principals are presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from entering into this agreement by any federal agency or department, agency or political subdivision of the State of Indiana. The term "principal" for the purposes of this agreement is defined as an officer, director, owner, partner, key employee, or other person with primary management or supervisory responsibilities or a person who has a critical influence on or substantive control over the operations of the Contractor.

F. Compliance with Laws. The Contractor agrees to comply with all applicable Federal, State, and local laws, rules, regulations, or ordinances, and all provisions required thereby to be included herein are hereby incorporated by reference. The enactment of any state or federal statute or the promulgation of regulations thereunder after execution of this Contract shall be reviewed by the State and the Contractor to determine whether the provisions of the Contract require formal modification.



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


G. Indemnification. Contractor agrees to indemnify, defend, and hold harmless the State of Indiana and its agents, officers, and employees from all claims and suits including court costs, attorney's fees, and other expenses caused by any act or omission of the Contractor and/or its subcontractors, if any. The State shall not provide such indemnification to the Contractor.

H. Nondiscrimination. Pursuant to IC 22-9-1-10 and the Civil Rights Act of 1964, Contractor and its subcontractors shall not discriminate against any employee or applicant for employment in the performance of this contract. The Contractor shall not discriminate with respect to the hire, tenure, terms, conditions or privileges of employment or any matter directly or indirectly related to employment, because of race, color, religion, sex, disability, national origin or ancestry. Breach of this covenant may be regarded as a material breach of contract. Acceptance of this Contract also signifies compliance with applicable federal laws, regulations, and executive orders prohibiting discrimination in the provision of services based on race, color, national origin, age, sex, disability, or status as a veteran. The Contractor understands that the State is a recipient of federal funds. Pursuant to that understanding, the Contractor and its subcontractor, if any, agree that if the Contractor employs fifty (50) or more employees and does at least fifty-thousand dollars ($50,000.00) worth of business with the State and is not exempt, the Contractor will comply with the affirmative action reporting requirements of 41 C.F.R.ss.60-1.7, if applicable. The Contractor shall comply with
         Section 202 of Executive Order 11246, as amended, 41 C.F.R.ss.60-250, and 41 C.F.R.ss.60-741, as amended, which are incorporated herein by specific reference. Breach of this covenant may be regarded as a material breach of contract.

I. Confidentiality of State of Indiana Information. The Contractor understands and agrees that data, materials and information disclosed to the Contractor may contain confidential and protected data; therefore, the Contractor promises and assures that data, material, and information gathered, based upon or disclosed to the Contractor for the purpose of this Contract will not be disclosed to others or discussed with other parties without the prior written consent of the State of Indiana.

J. Confidentiality of Data, Property Rights in Products, and Copyright Prohibition. The Contractor further agrees that all information, data, findings, recommendations, proposals, etc., by whatever name described and by whatever form therein, secured, developed, written, or produced by the Contractor in furtherance of this Contract shall be the property of the State of Indiana. The Contractor shall take such action as is necessary under law to preserve such property rights in and of the State of Indiana while such property is within the control and/or custody of the Contractor. By this Contract the Contractor specifically waives and/or releases to the State of Indiana any cognizable property right in the Contractor to copyright or patent such information, data, findings, recommendations, proposals, etc.

K. Ownership of Documents and Materials. All documents, records, programs, data, film, tape, articles, memoranda, and other materials developed under this Contract shall be considered "work for hire" and the Contractor transfers any ownership claim to the State of Indiana and



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


         all such matters will be the property of the State of Indiana. Use of these materials, other than related to contract performance by the Contractor, without the prior written consent of the State of Indiana is prohibited. During the performance of the services specified herein, the Contractor shall be responsible for any loss or damage to these materials developed for or supplied by the State of Indiana and used to develop or assist in the services provided herein, while they are in the possession of the Contractor, and any loss or damage thereto shall be restored at the Contractor's expense. Full, immediate and unrestricted access to the work product of the Contractor during the term of this Contract shall be available to the State of Indiana. The Contractor will give to the State of Indiana, or the State of Indiana's designee, all records of other materials described in this section, after termination of the Contract and upon five (5) days notice of a request from the State of Indiana.

L. Conveyance of Documents And Continuation of Existing Activity: Should the Contract for whatever reason, (i.e. completion of a contract with no renewal, or termination of service by either party), be discontinued and the activities as provided for in the Contract for services cease, the Contractor and any subcontractors employed by the terminating Contractor in the performance of the duties of the Contract shall promptly convey to the State of Indiana, copies of all vendor working papers, data collection forms, reports, charts, programs, cost records and all other material related to work performed on this Contract.

         The Contractor and the Office shall convene immediately upon notification of termination or non-renewal of the Contract to determine what work shall be suspended, what work shall be completed, and the time frame for completion and conveyance. The Office will then provide the Contractor with a written schedule of the completion and conveyance activities associated with termination. Documents/materials associated with suspended activities shall be conveyed by the Contractor to the State of Indiana upon five days' notice from the State of Indiana. Upon completion of those remaining activities noted on the written schedule, the Contractor shall also convey all documents and materials to the State of Indiana upon five days' notice from the State of Indiana.

M. Independent Contractor. The Office and the Contractor acknowledge and agree that in the performance of this contract, the Contractor is an independent contractor and both parties will be acting in an individual capacity and not an as agents, employees, partners, joint venturers, officers, or associates of one another. The employees or agents of one party shall not be deemed or construed to be the employees or agents of the other party for any purposes whatsoever. Neither party will assume any liability for any injury (including death) to any persons, or damage to any property arising out of the acts or omissions of the agents, employees or subcontractors of the other party.

         The Contractor shall be responsible for providing all necessary unemployment and worker compensation insurance for the Contractor's employees.

N. Work Standards. The Contractor agrees to execute its respective responsibilities by following and applying at all times the highest professional and technical guidelines and standards. If the State



MCO Renewel Contract           Page 19 of 27             Managed Health Services
         becomes dissatisfied with the work product or the working relationship with those individuals assigned to work on this Contract, the State may request in writing the replacement of any or all such individuals and the Contractor shall grant such a request.

O. Governing Laws. This Contract shall be construed in accordance with and governed by the laws of the State of Indiana and suit, if any, must be brought in the State of Indiana.

P. Severability. The invalidity in whole or in part of any provision of this Contract shall not void or affect the validity of any other provision.

Q. Waiver of Rights. No right conferred on either party under this Contract shall be deemed waived and no breach of this Contract deemed excused, unless such waiver or excuse shall be in writing and signed by the party claimed to have waived such right.

         Failure of the Office to enforce at any time any provision of this Contract shall not be construed as a waiver thereof. The remedies herein reserved shall be cumulative and additional to any other remedies in law or equity.

R. Taxes. The State of Indiana is exempt from all State, Federal and local taxes. The State will not be responsible for any taxes levied on the Contractor as a result of this Contract.

S. Force Majeure, Suspension and Termination. In the event either party is unable to perform any of its obligations under this Contract or to enjoy any of its benefits because of (or if failure to perform the service is caused by) natural disaster, actions or decrees of governmental bodies, or communication line failure not the fault of the affected party (hereinafter referred to as a "Force Majeure Event"), the party who has been so affected shall immediately give notice to the other party and shall take reasonable measures to resume performance. Upon receipt of such notice, all obligations under this Contract shall be immediately suspended. If the period of non-performance exceeds thirty (30) days from the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been so affected may, by giving written notice, terminate this Contract.

T. Assignment. The Contractor shall not assign or subcontract the whole or any part of this Contract without the State's prior written consent. The Contractor may assign its right to receive payments to such third parties as the Contractor may desire without the prior written consent of the State, provided that the Contractor gives written notice (including evidence of such assignment) to the State thirty (30) days in advance of any payment so assigned. The assignment shall cover all unpaid amounts under this Contract and shall not be made to more than one party.

U. Successors and Assignees. The Contractor binds its successors, executors, assignees, and administrators, to all covenants of this Contract. Except as set forth above, the Contractor shall not assign, sublet, or transfer the Contractor's interest in this Contract without the prior written consent of the Office.



MCO Renewel Contract           Page 20 of 27             Managed Health Services

V.       Drug-Free Workplace Certification

         The Contractor hereby covenants and agrees to make a good faith effort to provide and maintain a drug-free workplace. Contractor will give written notice to the State within ten (10) days after receiving actual notice that the Contractor or an employee of the Contractor has been convicted of a criminal drug violation occurring in the contractor's workplace.

         False certification or violation of the certification may result in sanctions including, but not limited to, suspension of contract payments, termination of the contract or agreement and/or debarment of contracting opportunities with the State of Indiana for up to three (3) years.

         In addition to the provisions of the above paragraphs, if the total contract amount set forth in this agreement is in excess of $25,000.00, Contractor hereby further agrees that this agreement is expressly subject to the terms, conditions, and representations of the following certification:

         This certification is required by Executive Order No. 90-5, April 12, 1990, issued by the Governor of Indiana. Pursuant to its delegated authority, the Indiana Department of Administration is requiring the inclusion of this certification in all contracts with and grants from the State of Indiana in excess of $25,000.00. No award of a contract shall be made, and no contract, purchase order or agreement, the total amount of which exceeds $25,000.00, shall be valid, unless and until this certification has been fully executed by the Contractor and made a part of the contract or agreement as part of the contract documents.

         The Contractor certifies and agrees that it will provide a drug-free workplace by:

         1. Publishing and providing to all of its employees a statement notifying employees that the unlawful manufacture, distribution, dispensing, possession or use of a controlled substance is prohibited in the Contractor's workplace and specifying the actions that will be taken against employees for violations of such prohibition;

         2. Establishing a drug-free awareness program to inform employees of (1) the dangers of drug abuse in the workplace; (2) the Contractor's policy of maintaining a drug-free workplace; (3) any available drug counseling, rehabilitation, and employee assistance programs; and (4) the penalties that may be imposed upon an employee for drug abuse violations occurring in the workplace;

         3. Notifying all employees in the statement required by subparagraph (1) above that as a condition of continued employment the employee will (A) abide by the terms of the statement; and (B) notify the Contractor of any criminal drug statute conviction for a violation occurring in the workplace no later than five (5) days after such conviction;



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         4.       Notifying in writing the State within ten (10) days after
                  receiving notice from an employee under subdivision (3)(B) above, or otherwise receiving actual notice of such conviction;

         5. Within thirty (30) days after receiving notice under subdivision (3)(B) above of a conviction, imposing the following sanctions or remedial measures on any employee who is convicted of drug abuse violations occurring in the workplace: (1) take appropriate personnel action against the employee, up to and including termination; or (2) require such employee to satisfactorily participate in a drug abuse assistance or rehabilitation program approved for such purposes by a Federal, State or local health, law enforcement, or other appropriate agency; and

         Making a good faith effort to maintain a drug-free workplace through the implementation of subparagraphs (1) through (5) above.

W. Lobbying Activities. Pursuant to 31 U.S.C.ss.1352, and any regulations promulgated thereunder, the Contractor hereby assures and certifies that no federally appropriated funds have been paid, or will be paid, by or on behalf of the Contractor, to any person for influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress, in connection with the awarding of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative contract, and the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan or cooperative contract. If any funds other than federally appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with this Contract, the Contractor shall complete and submit Standard Form-LLL, "Disclosure Form to Report Lobbying", in accordance with its instructions.

X. Access to Records. The Contractor and any subcontractor shall maintain all books, documents, papers, accounting records, and any other evidence pertaining to the cost incurred under this agreement. Contractor and any subcontractors shall make such materials available at all reasonable times during the contract period and for three (3) years from the date of final payment under the Contract or until all pending matters are closed, whichever date is later, for inspection by the Office, or any other duly authorized representative of the State of Indiana or the Federal government. Copies thereof shall be furnished at no cost to the State if requested.

Y. Environmental Standards. If the contract amount set forth in this Contract is in excess of $100,000, the Contractor shall comply with all applicable standards, orders, or requirements issued under section 306 of the Clean Air Act (42 U.S.C. ss. 7606), section 508 of the Clean Water Act (33 U.S.C. ss. 1368), Executive Order 11738, and Environmental Protection Agency regulations (40 C.F.R. Part 32), which prohibit the use under non-exempt Federal contracts of facilities



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


         included on the EPA List of Violating Facilities. The Contractor shall report any violations of this paragraph to the State of Indiana and to the United States Environmental Protection Agency Assistant Administrator for Enforcement.

Z.       Conflict of Interest

         1.       As used in this section:

                  "Immediate family" means the spouse and the unemancipated children of an individual.

                  "Interested party" means:

                  a.       The individual executing this Contract;

                  b. An individual who has an interest of three percent (3%) or more of the Contractor if the Contractor is not an individual; or

                  c. Any member of the immediate family of an individual specified under subdivision a or b.

                  "Department" means the Indiana Department of Administration.

                  "Commission" means the State Ethics Commission.

         2. The Department may cancel this Contract without recourse by the Contractor if any interested party is an employee of the State of Indiana.

         3. The Department will not exercise its right of cancellation under section 2 above if the Contractor gives the Department an opinion by the Commission indicating that the existence of this Contract and the employment by the State of Indiana of the interested party does not violate any statute or code relating to ethical conduct of state employees. The Department may take action, including cancellation of this Contract consistent with an opinion of the Commission obtained under this section.

         4. The Contractor has an affirmative obligation under this Contract to disclose to the Department when an interested party is or becomes an employee of the State of Indiana. The obligation under this section extends only to those facts which the Contractor knows or reasonably could know.

AA. Assurance of Compliance with Civil Rights Act of 1964, Section 504 of the Rehabilitation Act of 1973 and the Age Discrimination Act of 1975, the Americans with Disabilities Act of 1990 and Title IX of the Education Amendments of 1972: The Contractor agrees that it, and all of its subcontractors and providers, will comply with the following:



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


         1. Title VI of the Civil Rights Act of 1964 (Pub. L. 88-352), as amended, and all requirements imposed by or pursuant to the Regulation of the Department of Health and Human Services (45 C.F.R. Part 80), to the end that, in accordance with Title VI of that Act and the Regulation, no person in the United States shall on the ground of race, color, or national origin, be excluded from participation in, be denied the benefits of, or be otherwise subjected to discrimination under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

         2. Section 504 of the Rehabilitation Act of 1973 (Pub. L. 93-112), as amended, and all requirements imposed by or pursuant to the Regulation of the Department of Health and Human Services (45 C.F.R. Part 84), to the end that, in accordance with Section 504 of that Act and the Regulation, no otherwise qualified handicapped individual in the United States shall, solely by reason of his/her handicap, be excluded from participation in, be denied the benefits of, or be subjected to discrimination under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

         3. The Age Discrimination Act of 1975 (Pub. L. 94-135), as amended, and all requirements imposed by or pursuant to the Regulation of the Department of Health and Human Services (45 C.F.R. Part 91), to the end that, in accordance with the Act and the Regulation, no person in the United States shall, on the basis of age, be denied the benefits of, be excluded from participation in, or be subjected to discrimination under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

         4. The Americans with Disabilities Act of 1990 (Pub. L. 101-336), as amended, and all requirements imposed by or pursuant to the Regulation of the Department of Justice (28 C.F.R. 35.101 et seq.), to the end that in accordance with the Act and Regulation, no person in the United States with a disability shall, on the basis of the disability, be excluded from participation in, be denied the benefits of, or otherwise be subjected to discrimination under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

         5. Title IX of the Education Amendments of 1972, as amended (20 U.S.C. ss.ss. 1681-1683, and 1685-1686), and all requirements imposed by or pursuant to regulation, to the end that, in accordance with the Amendments, no person in the United States shall, on the basis of sex, be excluded from participation in, be denied the benefits of, or otherwise be subjected to discrimination under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

         The Contractor agrees that compliance with this assurance constitutes a condition of continued receipt of Federal financial assistance, and that it is binding upon the Contractor, its successors, transferees and assignees for the period during which such assistance is provided. The Contractor further recognizes that the United States shall have the right to seek judicial enforcement of this assurance.



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


BB. Security and Privacy of Health Information. The Contractor agrees to comply with all requirements of the Health Insurance Portability and Accountability Act of 1996 (HIPAA in all activities related to this contract, to maintain compliance throughout the life of the contract, to operate any systems used to fulfill the requirements of this contract in full compliance with HIPAA and to take no action which adversely affects the State's HIPAA compliance.

         The parties acknowledge that the Department of Health and Human Services has issued the Final Rule, as amended from time to time on the Standards for Privacy of Individually Identifiable Health Information, as required by the Administrative Simplification Section of the Health Insurance Portability and Accountability Act of 1996 (HIPAA). To the extent required by the provisions of HIPAA and regulations promulgated thereunder, the Contractor assures that it will appropriately safeguard Protected Health Information (PHI), as defined by the regulations, which is made available to or obtained by the Contractor in the course of its work under the contract. The Contractor agrees to comply with applicable requirements of law relating to PHI with respect to any task or other activity it performs for the Office including, as required by the final regulations:

         1. Not using or further disclosing PHI other than as permitted or required by this Contract or by applicable law;

         2. Using appropriate safeguards to prevent use or disclosure of PHI other than as provided by this Contract or by applicable law;

         3. Reporting to the Office any use or disclosure by the Contractor, its agent, employees, subcontractors or third parties, of PHI obtained under this Contract in a manner not provided for by this Contract or by applicable law of which the Contractor becomes aware;

         4. Ensuring that any subcontractors or agents to whom the Contractor provides PHI received from, or created or received by the Contractor on behalf of the Office agrees to the same restrictions, conditions and obligations applicable to such party regarding PHI;

         5. Making the Contractor's internal practices, books and records related to the use of disclosure of PHI received from, or created or received by the Contractor on behalf of the Office available to the Secretary of the United States Department of Health and Human Services for purposes of determining the Office's compliance with applicable law. The Contractor shall immediately notify the Office upon receipt by the Contractor of any such request, and shall provide the Office with copies of any materials made available in response to such a request;

         6. Making available the information required to provide an accounting of disclosures pursuant to applicable law; and

         7. At the termination of this Contract, returning or destroying all PHI obtained under this Contract.



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CC.      Substantial Performance. This Contract shall be deemed to be substantially performed only when fully performed according to its terms and conditions and any modification thereof.

DD. Penalties/Interest/Attorney's Fees. The State will in good faith perform its required obligations hereunder and does not agree to pay any penalties, liquidated damages, interest, or attorney's fees, except as required by Indiana law, in part, IC 5-17-5, IC 34-54-8, and IC 34-13-1.

EE. Authority to Bind Contractor. Notwithstanding anything in the Contract to the contrary, the signatory for the Contractor represents that he/she has been duly authorized to execute contracts on behalf of the Contractor designated herein and has obtained all necessary or applicable approval from the home office of the Contractor, if applicable, to make this, the contract, fully binding upon the Contractor when his/her signature is affixed and is not subject to home office acceptance hereto when accepted by the State of Indiana.

FF. Performance Bond. The Contractor agrees that a performance bond in the amount of five hundred thousand dollars ($500,000.00) will be maintained by the Indiana Department of Administration (IDOA). Said bond will be in the form of a cashier's check, a certified check, or a surety bond executed by a surety company authorized to do business in the State of Indiana as approved by the Insurance Department of State of Indiana. No other check or surety will be accepted. The performance bond shall be made payable to the IDOA and shall be effective for the duration of the contract and any extensions thereof. The State reserves the right to increase the performance bond amount if enrollment levels indicate the need for higher liquidated damages.

GG. Non-Collusion and Acceptance. The undersigned attests, subject to the penalties for perjury, that he/she is the contracting party, or that he/she is the representative, agent, member or officer of the contracting party, that he/she has not, nor has any other member, employee, representative, agent, or officer of the firm, company, corporation, or partnership represented by him/her, directly or indirectly, to the best of his/her knowledge, entered into or offered to enter into any combination, collusion, or agreement to receive or pay, and that he/she has not received or paid, any sum of money or other consideration for the execution of this agreement other than that which appears upon the face of the agreement.


         /// The remainder of this page is left intentionally blank. ///




MCO Renewel Contract           Page 26 of 27             Managed Health Services

IN WITNESS WHEREOF, Coordinated Care Corporation Indiana, Inc., and the State of Indiana have, through duly authorized representatives, entered into this agreement. The parties having read and understand the foregoing terms of the Contract do by their respective signatures dated below hereby agree to the terms thereof.

For the Contractor:                               For the State of Indiana:

/s/ Rita Johnson-Mills                            /s/ Melanie Bella
----------------------------                      ------------------------------
Rita Johnson-Mills, CEO                           Melanie Bella
Coordinated Care Corporation                      Assistant Secretary
  Indiana, Inc.                                   Office of Medicaid Policy &
                                                    Planning


Date:                                             Date:
     -------------------------                         -------------------------


                                                  /s/ Kathryn H. Moses
                                                  ------------------------------
                                                  Kathryn H. Moses, Director
                                                  Children's Health Insurance
                                                    Program

                                                  Date:
                                                       -------------------------


APPROVED:                                         APPROVED:

/s/ Marilyn Schultz                               /s/ David Perlini
------------------------------                    ------------------------------
Marilyn Schultz, Director                         David Perlini, Commissioner
State Budget Agency                               Department of Administration

Date:                                             Date:
      ------------------------                          ------------------------


APPROVED AS TO FORM AND LEGALITY

/s/ Stephen Carter
------------------------------
Stephen Carter
Attorney General of Indiana

Date:
      ------------------------





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